Symetra Life Insurance Company
[777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135
Mail to: PO Box 305154 | Nashville, TN 37230-5154
Overnight to: 100 Centerview Drive, Suite 100 | Nashville, TN 37214-3439
Phone 1-800-796-3872 ]

Annuity APPLICATION
Index Linked Deferred Annuity
[Marketing Name]

Owner All contract Owner correspondence will be sent to this address.
Maximum issue age [70-95]	Name (first, middle initial, last)
	Address		City	State	Zip
	Sex M F	Birth date	SSN/TIN	Phone number (include area code)
	Email		Citizenship	Marital status
Type of Owner (e.g. Individual, Joint, Trust, Corporation, Partnership, Guardianship, Custodian)
Joint Owner Only natural-person Owners may have a joint Owner. Optional, nonqualified annuities only.
Maximum issue age [70-95]	Name (first, middle initial, last)
	Address		City	State	Zip
	Sex M F	Birth date	SSN/TIN	Phone number (include area code)
	Email		Citizenship	Relationship to Owner
Annuitant Required if Owner is non-natural person. If joint Owners are listed, default Annuitant is the first Owner listed above.
Name (first, middle initial, last)
	Address		City	State	Zip
	Sex M F	Birth date	SSN/TIN	Phone number (include area code)
	Email		Citizenship	Relationship to Owner
Joint Annuitant Optional, nonqualified annuities only.
Name (first, middle initial, last)
	Address		City	State	Zip
	Sex M F	Birth date	SSN/TIN	Phone number (include area code)
	Email		Citizenship	Relationship to Owner
ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE VALUE OF THE INDEX OPTIONS, ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

Owner’s Beneficiary Designation

[In the event of death of Owner, surviving joint Owner becomes primary beneficiary. Percentages must total 100% for Primary and 100% for Contingent. If Owner is a non-natural person such as a trust or an entity, a primary beneficiary is required. Please attach a separate, signed, dated page for additional beneficiaries.

Do not indicate multiple beneficiaries as a group - e.g. “All Children of Owner.” Do not use “per stirpes” designation].
P - primaryC - contingent

P	Name (first, middle initial, last)			Date of birth	Percentage (%)
Address
	City		State	Zip	Phone number (include area code)
	Relationship to Owner	SSN/TIN	Email		[Citizenship]
P C	Name (first, middle initial, last)			Date of birth	Percentage (%)
Address
	City		State	Zip	Phone number (include area code)
	Relationship to Owner	SSN/TIN	Email		[Citizenship]
P C	Name (first, middle initial, last)			Date of birth	Percentage (%)
Address
	City		State	Zip	Phone number (include area code)
	Relationship to Owner	SSN/TIN	Email		[Citizenship]
P C	Name (first, middle initial, last)			Date of birth	Percentage (%)
Address
	City		State	Zip	Phone number (include area code)
	Relationship to Owner	SSN/TIN	Email		[Citizenship]
P C	Name (first, middle initial, last)			Date of birth	Percentage (%)
Address
	City		State	Zip	Phone number (include area code)
	Relationship to Owner	SSN/TIN	Email		[Citizenship]
P C	Name (first, middle initial, last)			Date of birth	Percentage (%)
Address
	City		State	Zip	Phone number (include area code)
	Relationship to Owner	SSN/TIN	Email		[Citizenship]

Plan Type
[ Nonqualified] [ IRA]		[ Roth IRA*] [*First tax year contribution made:
[Contribution: Year]		Year]
Transfer Information If the source of funds for this annuity is a transfer of funds from an existing IRA, qualified retirement plan, or other insurance product, indicate the type of transfer here.
[ IRC 1035 Exchange] [ Non-Direct Rollover] [ Direct Rollover] [ Direct Transfer] [ Roth Conversion]
[Surrender Charge Period Choice of the Surrender Charge Period under the product.]
[ 6 Year] [ 9 Year]
Purchase Payment
Purchase Payment $_______________________(Minimum is [$25,000.00])
Initial Allocation

Allocate your Purchase Payment to the options below. The minimum allocation to any account is [$2,000]. Your initial funds will be automatically allocated according to the selections made below on the first available Allocation Date after the Contract Date.

Specify your allocation (whole percentages only; total allocation must equal 100%):

Indexed Account Options:	Initial Allocation(s):

[Point to Point with Buffer]
[S&P 500® Index][%]
[Russell 2000® Index][%]
[NASDAQ-100® Index][%]
[MSCI Emerging Markets Index] [%]
[PIMCO Equity Fusion Index][%]

[Point to Point with Floor]
[S&P 500® Index][%]
[Russell 2000® Index][%]
[NASDAQ-100® Index][%]
[MSCI Emerging Markets Index] [%]
[PIMCO Equity Fusion Index][%]

Fixed Account%

[Rebalancing Authorization

 I/we have read the information in the prospectus about the option to rebalance [annually,] and would like to elect to rebalance the portion of my contract value allocated as listed in the “Initial Allocation” section. ]

[Telephone Transfer Authorization

 I/we hereby authorize Symetra to accept and act on telephone instructions from me or any person(s) listed below regarding the transfer of funds between the account options of my annuity contract [or to exercise the Return Lock]. This authorization will remain in effect until Symetra receives written revocation from me.

Symetra will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Symetra reserves the right to refuse telephone instructions from any caller when unable to confirm to Symetra’s satisfaction that the caller is authorized to give those instructions.

To transfer by telephone, call Symetra at [1-800-SYMETRA (1-800-796-3872).] All telephone transfer calls will be recorded. You will be required to provide the identification information listed below. Confirmation of transfer transaction(s) will be sent to you.

Unless otherwise indicated, this form does not permit anyone else to exercise discretionary authority to effect transactions on your behalf without obtaining your prior authorization.

Full Name of Authorized Third Party
[Identification Information: Owner’s mother’s maiden name
Joint Owner’s mother’s maiden name ]]

[Optional Rider [See the Prospectus, or the Contract for complete details. There may be a charge for this rider.]
]
[Electronic Delivery

 I would like to receive prospectus updates and other documents pertaining to my contract over the Internet by accessing Symetra’s website, www.symetra.com. I understand that I will receive notice that the documents are available on the website by an e-mail message sent to me.

Important Information Concerning Electronic Delivery:
Documents currently delivered electronically include prospectuses and any prospectus supplements. Other documents may be available for electronic delivery in the future.
If Symetra is unable to confirm an email address or has reasonable suspicion that an email address is incorrect, electronic delivery will not be activated and paper documents will be sent.
You should update your email filters to allow email notifications from Symetra.
If emails are returned as not deliverable, electronic delivery will be cancelled and documents will be provided by mail.
There is no charge to you for electronic delivery, although your Internet provider may charge service provider fees. To view the documents, you must have internet access.
The disclosure documents will be in PDF format; if you do not have Adobe Acrobat, download it for free from www.adobe.com.
Symetra may, without prior notice to you, deliver paper documents by mail instead of electronic delivery at any time.
Paper copies of the information may be requested at any time for no charge by calling us.
For jointly owned contracts, both owners consent to have information sent to the email address listed.
To revoke your consent, update your email address, or receive a paper copy of any document in the mail, call us at [1-800-796-3872], submit a written notice or applicable form, or update your delivery option on our website. This consent to receive electronic delivery of disclosure documents will remain in effect until revoked.

EMAIL ADDRESS FOR ELECTRONIC DELIVERY
Electronic delivery document notifications will be provided to only one email address. The email address provided above will override any existing email address, if applicable. If no email address is listed here, the email address listed under the Owner section of this application will be used for electronic delivery purposes.]

Fraud Warning
For Residents of the States not listed below: Any person who, with intent to defraud or knowing he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

AL, AR, DC, LA, RI, WV Residents only
Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

CO Residents only
It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

FL Residents only
Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

KY Residents only
Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MD Residents only
Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NJ Residents only	Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
NM Residents only
Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

OK Residents only
WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

ME, TN, VA WA Residents only
It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

PA Residents only
Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance of statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and submits such person to criminal and civil penalties.

Owner’s Statement and Signatures

Do you have any existing life insurance policies or annuity contracts?
 Yes (complete any state specific replacement forms, if required)     No

Is this contract intended to replace or change any in-force life insurance or annuity contract with this or any other company?
 Yes (complete the following and submit state specific replacement forms, if required)     No

Company name	Contract number
Company name	Contract number
Company name	Contract number
Company name	Contract number

Owner’s Statement and Signatures continued

I understand this annuity is not federally insured. On behalf of myself and any person who may claim any interest under this contract, I declare that the statements and answers on this application are full, complete and true to the best of my knowledge and belief and shall form a part of the annuity contract issued hereon. I understand that I am purchasing an annuity contract. I believe that this contract is consistent with my financial needs. I have read and understand the important disclosures located below.

I have received the Annuity Buyer’s Guide, in applicable states. I have received a current prospectus.

[Connecticut residents only: I have received the CT Annuity Disclosure.]

[Minnesota residents only: I have received the MN Annuity Disclosure.]

[Under penalties of perjury, I certify that the number shown on this form is my correct Social Security or Tax Identification Number, I am a U.S. citizen or other U.S. person, and I am not subject to backup withholding due to failure to report all interest or dividends.

  Check this box if you have received a notification from the IRS that you are subject to backup withholding.
  Check this box if you are claiming Non-U.S. status and submitting an appropriate withholding certificate (usually a signed IRS Form W-8 or IRS Form 8233) instead of agreeing to this certification.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.]

I understand that withdrawals from an Indexed Account prior to the end of the Interest Term will not receive indexed interest. Any indexed interest is only credited at the end of each Interest Term.

I UNDERSTAND THAT I AM PURCHASING A REGISTERED INDEX LINKED DEFERRED ANNUITY CONTRACT AND THAT WHILE THE VALUE OF THE CONTRACT MAY BE AFFECTED BY AN EXTERNAL INDEX, THE CONTRACT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK, EQUITY OR COMMODITY INVESTMENTS.

PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Owner’s signature	Signed in state	Date
Joint Owner’s signature (if applicable)	Signed in state	Date
Agency Statement

To the best of your knowledge, does the Owner(s) have any existing life insurance policies or annuity contracts?
 Yes (complete any state specific replacement forms, if required)     No
Do you have any reason to believe the annuity applied for will replace or change any existing life insurance policies or annuity contracts?
 Yes (complete any state specific replacement forms, if required)     No
I have reviewed the applicant’s financial status and objectives and find this coverage is appropriate for his/her needs.
I have delivered the Annuity Buyer’s Guide, if applicable in my state. I have delivered the current prospectus.
[Connecticut residents only: I have delivered the CT Annuity Disclosure.]
[Minnesota residents only: I have delivered the MN Annuity Disclosure.]
I certify that I have truly and accurately recorded on the application the information provided by the applicant(s).
[I certify that I have verified the identity of each Owner/Annuitant by reviewing a government-issued photo identification.]

Licensed Primary Producer’s signature	Signed in state	Date
Licensed Producer (print name)	State license number	Producer number
Agency name and phone number